EXHIBIT 2

                             CERTIFICATE OF MERGER
                                    MERGING
                  ATLANTA MARRIOTT MARQUIS LIMITED PARTNERSHIP
                         A DELAWARE LIMITED PARTNERSHIP
                                 WITH AND INTO
                ATLANTA MARRIOTT MARQUIS II LIMITED PARTNERSHIP
                         A DELAWARE LIMITED PARTNERSHIP

     Atlanta Marriott Marquis II Limited Partnership (the 'Partnership'), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the 'Act'), for the purpose of merging with other entities, hereby certifies that:

     1. CONSTITUENT ENTITIES. The name and jurisdiction of formation or organization of each of the constituent entities are:

NAME OF ENTITY                                                  JURISDICTION
--------------------------------------------------------------  -------------------------------
Atlanta Marriott Marquis Limited Partnership                    Delaware
Atlanta Marriott Marquis II Limited Partnership                 Delaware

     2. APPROVAL OF MERGER. An Agreement and Plan of Merger has been approved and executed by each constituent entity.

     3. SURVIVING PARTNERSHIP. The name of the surviving domestic limited partnership is Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership.

     4. EFFECTIVE DATE. The merger shall become effective on ________________, 199_.

     5. AGREEMENT OF MERGER ON FILE. The Agreement and Plan of Merger is on file at the following place of business of the surviving domestic limited partnership:

                  Atlanta Marriott Marquis II Limited Partnership
                   c/o Marriott Marquis Corporation, General Partner 10400 Fernwood Road
                   Bethesda, Maryland 20817

     6. COPY OF AGREEMENT FURNISHED UPON REQUEST. A copy of the Agreement and Plan of Merger will be furnished by Atlanta Marriott Marquis II Limited Partnership, on request and without cost, to any partner of the Partnership or any person holding an interest in any other constituent entity.

     IN WITNESS WHEREOF, this Certificate of Merger has been duly executed this _____ day of __________________, 199_, and is being filed in accordance with
Section 17-211 of the Act by Marriott Marquis Corporation, the General Partner of the Partnership thereunto duly authorized.

ATTEST:                                     MARRIOTT MARQUIS CORPORATION

                                            BY:
                                                 NAME:
                                                 TITLE:

                          AGREEMENT AND PLAN OF MERGER
                                    MERGING
                  ATLANTA MARRIOTT MARQUIS LIMITED PARTNERSHIP
                                 WITH AND INTO
                ATLANTA MARRIOTT MARQUIS II LIMITED PARTNERSHIP

                                   ARTICLE I
                        NAME OF CONSTITUENT PARTNERSHIPS

     1. The names of the constituent partnerships are Atlanta Marriott Marquis Limited Partnership, a Delaware limited partnership ('AMMLP') and Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership (the 'Partnership').

     2. The name of the surviving partnership is Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership, and subsequent to the merger its name will remain unchanged.

                                   ARTICLE II
                     INTERESTS IN CONSTITUENT PARTNERSHIPS

     1.  The partnership interests of AMMLP are owned by the following persons:

NAME                                    PARTNERSHIP INTEREST         PERCENTAGE
--------------------------------        --------------------         ----------
Marriott Marquis Corporation            General                          1.00%
Marriott Marquis Corporation            Class B Limited                 19.00%
Various investors                       Class A Limited                 80.00%

     2. The partnership interests of the Partnership are owned by the following persons:

NAME                                    PARTNERSHIP INTEREST         PERCENTAGE
--------------------------------        --------------------         ----------
Marriott Marquis Corporation            General                         99.00%
Christopher G. Townsend                 Limited                          1.00%

     3. As to each party to the merger, the percentage interests voted for and against the merger are as follows:

                                                        PERCENTAGE INTEREST
                PARTNERSHIP         PERCENTAGE      ---------------------------
PARTNERSHIP     INTEREST            OUTSTANDING     VOTED FOR     VOTED AGAINST
------------    ---------------     -----------     ---------     -------------
AMMLP           General                   1              1              0
                Class B Limited          19             19              0
                Class A Limited          80             [to be determined]
Partnership     General                  99             99              0
                Limited                   1              1              0

                                  ARTICLE III
                         TERMS AND CONDITIONS OF MERGER

     1. Upon the filing of a Certificate of Merger with the Delaware Secretary of State, the separate existence of AMMLP shall cease, and said partnership shall be merged (in accordance with the provisions of this plan) into the Partnership, which shall survive such merger and shall, without other transfer, succeed to and possess all the rights, privileges, immunities, powers and purposes of AMMLP, and all property, real and personal, and every other asset of AMMLP shall vest in the Partnership without further act or deed. As the surviving partnership, the Partnership shall assume and be liable for the obligations and liabilities of AMMLP, and no liability or obligation due or to become due, claim or demand for any cause existing against AMMLP or any partner thereof shall be released or impaired by such merger.

     2. In consideration for AMMLP's contribution of its assets as provided in Paragraph 1 of this Article III, on the effective date, the Partnership shall issue to the partners of AMMLP the number of units of limited partnership interest in the Partnership shown opposite the name of each such partner on
Exhibit 1 attached hereto and made a part hereof.

     3. The Partnership shall pay all costs and expenses of carrying this plan into effect and accomplishing this merger.

                                   ARTICLE IV
                 PARTNERSHIP AGREEMENT OF SURVIVING PARTNERSHIP

     The partnership agreement of the Partnership as of the effective date of the merger shall continue in full force and effect until amended in accordance with its terms or as permitted by the provisions of the laws of the State of Delaware.

                                   ARTICLE V
                                 EFFECTIVE DATE

     The effective date of this Agreement and Plan of Merger shall be the close of business on ________________, 199_.

                                            ATLANTA MARRIOTT MARQUIS LIMITED PARTNERSHIP

ATTEST:                                     BY: MARRIOTT MARQUIS CORPORATION
                                                 GENERAL PARTNER

                                            BY:
                                                 NAME:
                                                 TITLE:

                                            ATLANTA MARRIOTT MARQUIS II LIMITED PARTNERSHIP

ATTEST:                                     BY: MARRIOTT MARQUIS CORPORATION
                                                 GENERAL PARTNER

                                            BY:
                                                 NAME:
                                                 TITLE: